COOPER, MOLYNEUX & MAKUZ
Chartered Accountants
A Member Firm of Associated Accounting Firms International
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                                                            8th Floor
                                                            701 Evans Avenue
                                                            Etobicoke, Ontario
                                                            M9C 1A3

                                                            Tel:  (416) 626-6000
                                                            Fax:  (416) 626-8650


                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANT


We hereby consent to the use in the Form 20-F Registration Statement of Sidus Systems Inc. for the years ended November 30, 1995, November 30, 1994 and November 30, 1993, of our report dated February 8, 1996 (except with respect to Note 15, which is as of October 23, 1996), relating to the financial statements of Sidus Systems, Inc. which appear in such Form 20-F.



                                             /s/ Cooper, Molyneux & Makuz

                                             CHARTERED ACCOUNTANTS

Toronto, Ontario
October 24, 1996